UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 2, 2020 (October 2, 2020)

HEALTHCARE REALTY TRUST INCORPORATED
(Exact Name of Registrant as Specified in Charter)

Maryland	001-11852	62-1507028
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3310 West End Avenue, Suite 700
Nashville, Tennessee 37203
(Address of principal executive offices)
(615) 269-8175
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.01 par value per share	HR	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On October 2, 2020, Healthcare Realty Trust Incorporated (the “Company”) expects to complete the sale of $300,000,000 aggregate principal amount of the Company’s 2.050% Senior Notes due 2031 (the “Notes”) in an underwritten public offering made pursuant to a prospectus supplement and the accompanying prospectus under the Company’s automatic shelf registration statement on Form S-3 (Registration No. 333- 236396). The Company expects to use the net proceeds from the offering to redeem its 3.75% senior notes due 2023 and for other general corporate purposes, which may include payments towards its unsecured credit facility due 2023 (the “Unsecured Credit Facility”), its unsecured term loan due 2024 (the “2024 Term Loan”), its unsecured term loan due 2026 (the “2026 Term Loan”), and/or various mortgage notes payable.

The Notes will be issued under an indenture between the Company and Truist Bank, formerly known as Branch Banking and Trust Company, as successor to the trustee named therein (the “Trustee”), dated as of May 15, 2001, as supplemented by the Ninth Supplemental Indenture between the Company and the Trustee, dated as of October 2, 2020 (collectively, the “Indenture”). The Notes bear interest from October 2, 2020 at a rate of 2.050% per year, payable semi-annually in arrears on March 15 and September 15 of each year, commencing March 15, 2021. The Notes mature on March 15, 2031.

The Notes may be redeemed in whole at any time or in part from time to time, at the Company’s option. If the Notes are redeemed before December 15, 2030 (three months prior to the maturity date of the Notes) (the “Par Call Date”), the Notes will be redeemed at a redemption price equal to the sum of (i) the outstanding principal amount of the Notes, (ii) the accrued and unpaid interest on the outstanding principal amount, and (iii) the excess, if any, of (a) the sum of the present values as of the date of such redemption or accelerated payment of the remaining scheduled payments of principal and interest on the Notes to be redeemed or repaid if such Notes matured on the Par Call Date (not including any portion of such payments of interest accrued to the date of redemption or repayment) discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Rate (determined on the third business day preceding the date such notice of redemption is given or declaration of acceleration is made) plus 25 basis points, over (b) the principal amount of the Notes then outstanding to be redeemed or repaid. If the Notes are redeemed on or after the Par Call Date, the Notes will be redeemed at a redemption price equal to the sum of (i) the outstanding principal amount and (ii) the accrued and unpaid interest on the outstanding principal amount.

The Indenture contains various covenants including the following: (i) debt will not exceed 60% of total assets, (ii) liens will not secure obligations in excess of 40% of total assets, (iii) total unencumbered assets will not be less than 150% of unsecured debt, and (iv) consolidated income available for debt service will be at least 150% of consolidated interest expense for the most recent four previous consecutive fiscal quarters. The Indenture provides for certain events of default, including default on certain other indebtedness.

The foregoing description of the Indenture and the Notes does not purport to be complete and is qualified in its entirety by reference to the full text of the Indenture and the form of Note which are filed as exhibits to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

To the extent applicable, the information contained in Item 1.01 concerning the Company’s direct financial obligations is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

4.1
Indenture, dated as of May 15, 2001, by and between the Company and Truist Bank, formerly known as Branch Banking and Trust Company, as successor to the trustee named therein (incorporated by reference to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on May 17, 2001).

4.2	Ninth Supplemental Indenture, dated October 2, 2020, by and between the Company and Truist Bank, formerly known as Branch Banking and Trust Company, as trustee.
4.3	Form of 2.050% Senior Notes due 2031 (set forth in Exhibit B to the Ninth Supplemental Indenture filed as Exhibit 4.2 hereto).
5	Opinion of Waller Lansden Dortch & Davis, LLP.
23	Consent of Waller Lansden Dortch & Davis, LLP (included in Exhibit 5 hereto).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHCARE REALTY TRUST INCORPORATED
	By:	/s/ J. Christopher Douglas
J. Christopher Douglas
Executive Vice President and Chief Financial Officer
October 2, 2020